Exhibit 32.1

CERTIFICATION

PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Matthew Osborne, the Principal Executive Officer of Altegris Advisors, L.L.C., the General Partner of Altegris QIM Futures Fund, L.P. (the “Partnership”), certify that (i) the Quarterly Report of the Partnership on Form 10-Q for the period ending March 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: May 17, 2021

/s/ Matthew C. Osborne

Matthew C. Osborne, Principal Executive Officer

Altegris Advisors, L.L.C.

General Partner of Altegris QIM Futures Fund, L.P.